Exhibit 20.6
Page 1 of 3

Navistar Financial 1995-B Owner Trust
For the Month of December 1995
Distribution Date of January 16, 1996

Original Pool Amount                  $454,499,683.43
Subsequent Receivables                 $70,451,789.39

Beginning Pool Balance                $501,525,322.41
Beginning Pool Factor                       0.9553746

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $14,763,362.42
  Interest Collected                    $3,712,088.11

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $83,740.91
Total Additional Deposits                  $83,740.91

Repos/Chargeoffs                          $330,454.47
Aggregate Number of Notes Charged Off              21

Total Available Funds                  $18,559,191.44
Ending Pool Balance                   $486,431,505.52
Ending Pool Factor                          0.9266219

Servicing Fee                             $417,937.77

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $27,708,670.08
  Target Percentage                              5.50%
  Target Balance                       $26,753,732.80
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                      $(954,937.28)
  Ending Balance                       $26,753,732.80

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           3,028,058.14    2,031
    31-60 days                             290,081.56      243
    60+ days                                37,439.92       38

    Total                                3,355,579.62    2,031

  Balances:
    60+ days                             1,240,193.33       38

Memo Item - Reserve Account
  Initial Deposit                      $27,583,892.73
  + Invest. Income                         124,777.35
  + Transfer to Collections Account              0.00
    Beginning Balance                  $27,708,670.08

Exhibit 20.6
Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Month of December 1995

                                                             NOTES

                                      TOTAL        CLASS A-1       CLASS A-2        CLASS A-3    CERTIFICATES
Original
 Pool Amount Dist.:              $525,000,000.00 $122,300,000.00 $100,000,000.00 $284,325,000.00 $18,375,000.00
 Distribution Percentages                                100.00%           0.00%           0.00%          0.00%
 Coupon                                                   5.750%          5.940%          6.050%         6.220%

Beginning Pool Balance           $501,525,322.41
Ending Pool Balance              $486,431,505.52
Collected Principal               $14,763,362.42
Collected Interest                 $3,712,088.11
Charge-Offs                          $330,454.47
Liquidation Proceeds/Recoveries       $83,740.91
Servicing                            $417,937.77
Cash Transfer from Reserve Acct            $0.00
  Total Collections Available
    for Debt Service              $18,141,253.67

Beginning Balance                $501,525,322.41  $98,825,322.41 $100,000,000.00 $284,325,000.00 $18,375,000.00

Interest Due                       $2,497,253.63     $473,538.00     $495,000.00   $1,433,471.88     $95,243.75
Interest Paid                      $2,497,253.63     $473,538.00     $495,000.00   $1,433,471.88     $95,243.75
Principal Due                     $15,093,816.89  $15,093,816.89           $0.00           $0.00          $0.00
Principal Paid                    $15,093,816.89  $15,093,816.89           $0.00           $0.00          $0.00

Ending Balance                   $486,431,505.52  $83,731,505.52 $100,000,000.00 $284,325,000.00 $18,375,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                    0.6846          1.0000          1.0000         1.0000

Total Distributions               $17,591,070.52  $15,567,354.89     $495,000.00   $1,433,471.88     $95,243.75

Interest Shortfall                         $0.00           $0.00           $0.00           $0.00          $0.00
Principal Shortfall                        $0.00           $0.00           $0.00           $0.00          $0.00
 Total Shortfall (required from Reserve)   $0.00           $0.00           $0.00           $0.00          $0.00

Excess Servicing                     $550,183.15

Beginning Reserve Account Balance $27,708,670.08
(Release)/Draw                      $(954,937.28)
Ending Reserve Account Balance    $26,753,732.80

Memo Item - Advances:
 Servicer Advances - Current Month  $(107,287.03)
 Total Outstanding Servicer
   Advances                        $3,134,753.61

Exhibit 20.6
Page 3 of 3

Navistar Financial 1995-B Owner Trust
For the Month of December 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5               4                3             2             1
                              Oct 1995        Nov 1995         Dec 1995      Jan 1996      Feb 1996
Beg. Pool Balance        $454,499,683.43  $443,102,129.03  $501,525,322.41

A) Loss Trigger:
Principal of Contracts
  Charged off                $200,500.99      $174,400.41      $330,454.47
Recoveries                         $0.00            $0.00       $83,740.91

Total Charged off
  (Months 5,4,3)             $705,355.87
Total Recoveries
  (Months 3,2,1)              $83,740.91
Net Loss/(Recoveries)
  for 3 Mos.                 $621,614.96(a)

Total Balance
  (Months 5,4,3)       $1,399,127,134.87(b)

Loss Ratio [(a/b)(12)]           0.5331%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                  $48,450.18      $495,028.84    $1,240,193.33
  As % of Beginning
    Pool Balance                0.01066%         0.11172%         0.24728%
  Three Month Average           0.01066%         0.06119%         0.12322%

Trigger:
  Is Average> 2.0%                   No




Navistar Financial Corporation


by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer